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Exhibit 99.4

FORM OF NOTICE OF GUARANTEED DELIVERY

To Tender Outstanding
7 1/8% Senior Notes Due 2014
of
PACIFIC ENERGY PARTNERS, L.P.
PACIFIC ENERGY FINANCE CORPORATION

PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS DATED                        , 2004

        As set forth in the Prospectus, dated                        , 2004 (as the same may be amended or supplemented from time to time, the "Prospectus") of Pacific Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), and Pacific Energy Finance Corporation, a Delaware corporation ("Finance Corp." and together with the Partnership, "Pacific") under the caption "The Exchange Offer—Guaranteed Delivery Procedures" and in the Letter of Transmittal to tender 7 1/8% Senior Notes due 2014 of Pacific, this form or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if: (i) certificates for outstanding 7 1/8% Senior Notes due 2014 (the "Outstanding Notes") of Pacific are not immediately available, (ii) time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date (as defined below), or (iii) the procedures for book-entry transfer cannot be completed on or prior to the Expiration Date. This form may be delivered by facsimile transmission, by registered or certified mail, by hand, or by overnight delivery service to the Exchange Agent. See "The Exchange Offer—Procedures for Tendering" in the Prospectus.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , 2004 (THE "EXPIRATION DATE"), UNLESS THE EXCHANGE OFFER IS EXTENDED BY PACIFIC.

The Exchange Agent for the Exchange Offer is:

Wells Fargo Bank, National Association

By Mail:	By Overnight Courier and Hand Delivery:	By Facsimile:

Wells Fargo Bank, National Association 707 Wilshire Blvd., 17th Floor Los Angeles, California 90017 Attn: Corporate Trust Department	Wells Fargo Bank, National Association 707 Wilshire Blvd., 17th Floor Los Angeles, California 90017 Attn: Corporate Trust Department	(213) 614-3355 (For Eligible Institutions Only) Confirm By Telephone: (213) 614-2588

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

LADIES AND GENTLEMEN:

        The undersigned hereby tenders to Pacific, upon the terms and conditions set forth in the Prospectus and in the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures described in the Prospectus and in the Letter of Transmittal.

        The undersigned understands and acknowledges that the Exchange Offer will expire at 5:00 p.m., New York City time, on                        , 2004, unless extended by Pacific.

        All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

DESCRIPTION OF OUTSTANDING NOTES TENDERED
Certificate Number(s) (if known) of Outstanding Notes or Account Number at the Book-Entry Facility	Aggregate Principal Amount Represented	Principal Amount Tendered

	Total:	Total:

PLEASE SIGN AND COMPLETE

Signature(s):	Name(s):

Address:	Capacity (full title), if signing in a representative capacity:

(Zip Code)
Area Code and Telephone Number:
Dated:	Taxpayer Identification or Social Security Number:

THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED.

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

        The undersigned, being a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees (a) that the above named person(s) "own(s)" the Outstanding Notes tendered hereby within the meaning of Rule 14e-4 ("Rule 14e-4") under the Securities Exchange Act of 1934, as amended, (b) that such tender of such Outstanding Notes complies with Rule 14e-4, and (c) to deliver to the Exchange Agent the certificates representing the Outstanding Notes tendered hereby or confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent's account at The Depository Trust Company, in proper form for transfer, together with the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm:

Address:

Area Code and Telephone No.:

Authorized Signature:

Name:

Title:

Dated:

NOTE: DO NOT SEND CERTIFICATES OF OUTSTANDING NOTES WITH THIS FORM. CERTIFICATES OF OUTSTANDING NOTES SHOULD BE SENT ONLY WITH A LETTER OF TRANSMITTAL.

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FORM OF NOTICE OF GUARANTEED DELIVERY